Exhibit 10.12

                          LETTER OF CREDIT AGREEMENT

                           Dated as of April 1, 1998

                                By and Between

                             FLANDERS CORPORATION

                                      AND

                           SUNTRUST BANK, TAMPA BAY

                        _______________________________

                                  relating to

                   Johnston County Industrial Facilities and
                     Pollution Control Financing Authority
                     Industrial Development Revenue Bonds
                        (Flanders Corporation Project),
                                  Series 1998

                        _______________________________



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                               TABLE OF CONTENTS

                           (Not Part of Agreement)


                                                                           Page

1.      Definitions                                                          1
1A.     General Definitions                                                  1
1B.     Other Accounting Definitions                                         3

2.      Issuance of Letter of Credit; Fees                                   3
2A.     Amount and Terms of Letter of Credit                                 3
2B.     Letter of Credit Fee                                                 3
2C.     Drawing Fees                                                         4
2D.     Transfer Fees                                                        4
2E.     Additional Payments                                                  4
2F.     Capital Adequacy                                                     4
2G.     Interest on Overdue Payments                                         5

3.      Agreement to Repay Letter of Credit Drawings; Pledged Bonds          5
3A.     Reimbursement                                                        5
3B.     Pledge of Bonds                                                      5
3C.     Reinstatement of Letter of Credit                                    8
3D.     Credit for Amount Paid on Bonds                                      8
3E.     Computation of Interest; Place of Payment                            8

4.      Conditions Precedent to Issuance of the Letter of Credit             9
4A.     Delivery of the Bonds and Operative Documents                        9
4B.     No Default                                                           9
4C.     Representations and Warranties                                       9
4D.     Opinions of Counsel                                                  9
4E.     Certificates of Compliance                                           9
4F.     Opinion of Bond Counsel                                              9
4G      Other Documents                                                     10
4H.     Documentation and Proceedings                                       10

5.      Character of Obligations Hereunder                                  10

6.      Representations and Warranties                                      10

7.      Affirmative Covenants                                               12

8.      Negative Covenants                                                  13

9.      Events of Default                                                   13

10.     Nature of Bank's Duties; Indemnification                            16

11.     Miscellaneous                                                       17
11A.    Amendments                                                          17


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11B.    Survival of Representations and Warranties                          17
11C.    Expenses                                                            17
11D.    Set-off                                                             18
11E.    Notices                                                             18
11F.    Satisfaction Requirement                                            18
11G.    Binding Effect; Assignment                                          19
11H.    Venue; Personal Jurisdiction                                        19
11I.    Governing Law                                                       19
11J.    Counterparts                                                        19
11K.    Incorporation of Preambles and Annexes                              19
11L.    WAIVER OF TRIAL BY JURY                                             19

Annex I     Irrevocable Letter of Credit
Annex II    Pending Litigation


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                          LETTER OF CREDIT AGREEMENT


THIS LETTER OF CREDIT AGREEMENT (the "Agreement"), dated as of April 1, 1998, by and between FLANDERS CORPORATION, a North Carolina corporation (the "Company") and SUNTRUST BANK, TAMPA BAY, a state banking corporation (the "Bank");


                             W I T N E S S E T H:

WHEREAS, the Company has requested that the Johnston County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") issue its Industrial Development Revenue Bonds (Flanders Corporation Project), Series 1998 (the "Bonds"), which shall not in the aggregate be outstanding in a principal amount in excess of $4,500,000 pursuant to an Indenture of Trust, dated as of April 1, 1998 (the "Indenture"), by and between the Issuer and First-Citizens Bank & Trust Company, as trustee (the "Trustee"), and to lend the proceeds of the sale of the Bonds to the Company in order to enable the Company to finance the acquisition, rehabilitation and equipping of manufacturing assets located in Smithfield, North Carolina; and

WHEREAS, as security for the payment of the Bonds, the Company has requested that the Bank issue its irrevocable direct pay letter of credit in the form of Annex I attached hereto (the "Letter of Credit"); and

WHEREAS, it is a condition of the obligation of the Bank to execute and deliver the Letter of Credit that this Agreement shall have been executed and delivered by the Company;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1A. General Definitions. For the purpose of this Agreement, in addition to terms defined elsewhere herein, including in the preamble hereto (capitalized terms not otherwise defined below shall have the meanings provided in the Line of Credit Agreement, as hereinafter defined, or in the Indenture) the following terms shall have the following meanings:

"A Drawing" shall have the meaning specified in the Letters of Credit which shall be a drawing in respect of the payment of the portion of the purchase price of Bonds corresponding to principal of the respective series of Bonds.


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"B Drawing" shall have the meaning specified in the Letter of Credit which shall be a drawing in respect of the payment of principal of the Bonds.

"Business Day" shall mean a day on which commercial banks located in St. Petersburg, Florida, Raleigh, North Carolina and Atlanta, Georgia are required or permitted by law or executive order to be open for the purpose of conducting a commercial banking business.

"C Drawing" shall have the meaning specified in the Letters of Credit which shall be a drawing in respect of the payment of interest, or the portion of the purchase price corresponding to interest, on the Bonds.

"Date of Issuance" shall mean the date of issuance and delivery of the Letter of Credit.

"Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

"Event of Default" shall have the meaning specified in Paragraph 9.

"Hazardous Materials" shall mean any hazardous substance or any pollutant or contaminant, toxic or dangerous waste, substance or material, as defined in or regulated by any applicable law, regulation or governmental authority from time to time, including, without limitation, friable asbestos and polychlorinated biphenyls.

"Hazardous Materials Laws" shall mean, collectively, all federal, state and local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., (the "RCRA"), the Clean Air Act, 42 U.S.C. 7401, et seq. (the "CAA"), the Toxic Substances Control Act, 15 U.S.C. 2601 through 2929 (the "TSCA"), and all similar federal, state and local laws and ordinances, together with all regulations now or hereafter adopted, published or promulgated pursuant thereto.

"Interest Component" shall mean that portion of the Stated Amount of the Letter of Credit equal to the sum of 50 days' interest on the Bonds, computed at the rate of 13% per annum, notwithstanding the actual rate of interest borne by the Bonds.

"Line of Credit Agreement shall mean that certain Credit Agreement dated as of November 10, 1997, between the Borrower and the Bank, as a Lender and Administrative Lender, as the same may be

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supplemented and amended, and any successor document thereto or replacement document thereof.

"Operative Documents" shall have the meaning specified in Paragraph 4A hereof.

"Person" or "person" shall mean any individual, corporation, company, partnership, unincorporated association, trust, joint venture, estate or other juridical entity or any governmental body or other entity of any kind.

"Principal Component" shall mean that portion of the Stated Amount of the Letter of Credit equal to the principal amount outstanding of the Bonds secured by the Letter of Credit.

"Project" shall mean the Project Site and the approximately 400,000-square foot air conditioning filter manufacturing facility thereon.

"Project Site" shall mean the site of the Project located at 2120 Walpat Road, Smithfield, North Carolina.

"Remarketing Agreement" shall mean the Remarketing Agreement dated as of the date hereof between the Company and the Remarketing Agent, as defined in the Indenture.

"Stated Amount" shall have the meaning specified in the Letter of Credit.

"Termination Date" shall mean the date the Letter of Credit expires in accordance with its terms.

1B. Other Accounting Definitions. All accounting terms not specifically defined in Paragraph 1A or in the Line of Credit Agreement shall have the meanings normally given them by Generally Accepted Accounting Principles.

2. Issuance of Letter of Credit; Fees.

2A. Amount and Terms of Letter of Credit. The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue (i) the Letter of Credit to the Trustee with a Principal Component equal to $4,500,000 initially and with an initial Interest Component of $81,250. The Letter of Credit shall expire on October 16, 1999, unless otherwise terminated or extended. Should the Letter of Credit be extended, the expiration date hereof would be at least two Business Days or five calendar days after an interest payment date on the Bonds.

2B. Letter of Credit Fee. The Company hereby agrees to pay to the Bank a non-refundable letter of credit fee computed at the percentage rate equal to the Applicable Margin multiplied times

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the Stated Amount of the Letter of Credit (as the same may be reduced from time to time but including, in any event, the principal amount of any Pledged Bonds) on the date of payment of such letter of credit fee, which letter of credit fee shall be payable quarterly in advance in immediately available funds, with the first payment due on the Date of Issuance, and additional payments due on the first day of each July, October, January and April thereafter during the term of the Letter of Credit.

2C. Drawing Fees. The Company hereby agrees to pay to the Bank, upon each drawing for principal, interest or purchase price by the Trustee under the Letter of Credit, the sum of $100.

2D. Transfer Fees. The Company agrees to pay to the Bank, upon each transfer of the Letter of Credit in accordance with its terms, the sum of $1,500 or such other amount as shall at the time of such transfer be the charge which the Bank is making for transfers of similar letters of credit.

2E. Additional Payments. If any change in any law of regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or any change in Generally Accepted Accounting Principles which shall be mandated and not optionally elected by the Bank, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or
(ii) impose on the Bank any other condition relating, directly or indirectly, to this Agreement or the Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, then, upon demand by the Bank, the Company hereby agrees to pay promptly to the Bank, from time to time as specified by the Bank, such additional amounts as shall be sufficient to compensate the Bank for such increased cost. A certificate of the Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder and setting forth the basis upon which such amounts were calculated shall be conclusive absent manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

2F. Capital Adequacy. If, after the date of this Agreement, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital, on this credit facility or otherwise, as a

                                       4

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consequence of its obligations hereunder and under the Letter of Credit, or either of them, to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank, the Company hereby agrees to pay the Bank such additional amount or amounts as will compensate the Bank for such reduction A certificate of the Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder and setting forth the basis upon which such amounts were calculated shall be conclusive absent manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

2G. Interest on Overdue Payments. The Company hereby agrees to pay to the Bank interest on any and all amounts required to be paid as provided in this Section 2 from and after the due date thereof until payment in full, payable on demand, at the Prime Rate plus two percent (2%) per annum, but in no event in excess of the highest lawful rate.

3. Agreement to Repay Letter of Credit Drawings; Pledged Bonds.

3A. Reimbursement. Each A Drawing, B Drawing and C Drawing on the Letter of Credit the amount of which is not reimbursed by or on behalf of the Borrower to the Bank prior to the close of business on the date of such drawing shall be deemed a Base Advance under the Line of Credit Agreement advanced on the date of such drawing and shall be payable and bear interest in accordance with the terms of the Line of Credit Agreement. To the extent that the notices to the Bank required by Section 2.2 of the Line of Credit Agreement can not be timely given in connection with any such A Drawing or C Drawing related to payment of the purchase price of Bonds, such notices are hereby waived by the Bank. Any Note required by the terms of the Line of Credit Agreement in connection with any Base Advance made pursuant to this paragraph shall be executed and delivered by the Borrower as soon as possible, but shall be dated and shall be effective as of the date of the drawing on the Letter of Credit. To the extent that the terms of this paragraph are inconsistent with the terms of the Line of Credit Agreement, the parties hereto agree that the Line of Credit Agreement shall be deemed to be amended to conform hereto.

3B. Pledge of Bonds. (i) As security for the payment of the obligations of the Company pursuant to Paragraph 3A above, the Company hereby pledges to the Bank, and grants to the Bank a security interest in, its right, title and interest in and to Bonds delivered to the Bank in connection with A Drawings (herein called "Pledged Bonds"). Any amounts from time to time owing to the bank pursuant to paragraph 3A above may be paid (a) at any time by the

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Company in accordance with the terms of the Line of Credit Agreement on one
Business Day's notice stating the amount to be paid (which shall be $5,000 or an integral multiple thereof) and (b) at any time on behalf of the Company on one Business Day's notice from the Company directing the Bank to deliver (or to cause the Trustee to deliver) a specified principal amount of Pledged Bonds held by or on behalf of the Bank for sale pursuant to the Indenture. Upon payment to the Bank of the amount to be paid pursuant to clause (a) or (b) above, together with accrued interest as provided in Paragraph 3A, to the date of such payment on the amount to be paid, the outstanding obligations of the Company under Paragraph 3A above shall be reduced by the amount of such payment, interest shall cease to accrued on the amount paid and the Bank shall release (or shall be deemed to have released) from the pledge and security interest created hereby a principal amount of Pledged Bonds equal to the amount of such payment, provided that prior to such release from the pledge and security interest created hereby of Bonds delivered to or for the benefit of the Bank in connection with an A Drawing, the Company shall have paid to the Bank the amount owing in respect of the C Drawing, if any, made in conjunction with such A Drawing. Such Bonds shall be delivered to the Company on payment to the Bank as aforesaid or to the Trustee for sale pursuant to the Indenture. Notwithstanding the foregoing, no payment of amounts owing to the Bank pursuant to Paragraph 3A may be made, and no Pledged Bonds shall be released, during the period commencing two Business Days prior to an Interest Payment Date with respect to the Bonds and ending at the close of business on such Interest Payment Date.

(ii) The Company hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to (a) all Pledged Bonds; (b) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds; and (c) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds (collectively, the "Pledged Bond Collateral"). The Pledged Bond Collateral shall serve as security for the payment and performance when due of the obligations of the Company hereunder. The Company shall deliver, or cause to be delivered, the Pledged Bonds to the Bank or to an agent designated by the Bank immediately upon receipt thereof or, in the case of Pledged Bonds held under a book-entry system administered by the Securities Depository, the Company shall cause the Pledged Bonds to be reflect on the records of the Securities Depository as a position held by the Bank (or an agent accepted to the Bank) as a Participant and the Bank (or its agent) shall reflect on its records that the Pledged Bonds are owned beneficially by the Company subject to the pledge in favor of the Bank.

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

(iii) If any Event of Default shall have occurred and be continuing, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived) may forthwith collect, receive, appropriate and realize upon the Pledged Bond Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Bond Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Bond Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise o any and all of the Pledged Bond Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the obligations of the Company hereunder in such order as the Bank may elect, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Company. The Company agrees that the Bank need not give more than ten (10) days written notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Company if it has signed after Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Bank in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the obligations of the Company hereunder, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Florida at that time.

(iv) The Company covenants that the pledge, assignment and delivery of the Pledged Bond Collateral hereunder will create a valid, perfect, first priority security interest in all right, title and interest of the Company in or to such Pledged Bond

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

Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Pledged Bond Collateral. The Company covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bond Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

(v) Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the obligations of the Company with respect to such Pledged Bonds as provided in Paragraph 3 hereof.

3C. Reinstatement of Letter of Credit. After any "C Drawing", the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to payment of interest, or the portion of Purchase Price of the Bonds corresponding to interest, on the Bonds will automatically be reinstated up to the total amount specified therein, upon the terms and conditions set forth in the Letter of Credit. Upon release by or on behalf of the Bank pursuant to Paragraph 3B hereof of any Pledged Bonds, the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to payment of the principal, or the portion of Purchase Price of the Bonds corresponding to principal, of such bonds will be automatically reinstated up to the total amount specified therein upon the terms and conditions set forth in the Letter of Credit.

3D. Credit for Amount Paid on Bonds. The Company shall (i) receive a credit against the obligation to pay interest pursuant to Paragraph 3A above to the extent of any amounts actually paid by or on behalf of the Company or the Issuer to the Bank in respect of the interest due on any Pledged Bonds and (ii) receive a credit against its reimbursement obligation pursuant to paragraph 3A above to the extent of any amounts actually paid by or on behalf of the Company or the Issuer to the Bank in respect of the principal due on any Pledged Bonds.

3E. Computation of Interest; Place of Payment. Interest payable hereunder shall be computed, and all payments by the Company to the Bank hereunder shall be made in awful currency of the United States and in immediately available funds at the Bank's office, all as provided in the Line of Credit Agreement. In the event the date specified for any payment hereunder is not a Business Day (as defined in the Line of Credit Agreement), such payment shall be made on the next following Business Day (as defined in the Line of Credit Agreement) and interest shall be paid at the rate provided for herein on any such payment to the Business Day (as defined in the Line of Credit Agreement) on which such payment is made.

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4. Conditions Precedent to Issuance of the Letter of Credit. This Agreement
shall become effective, and the Bank will issue the Letter of Credit, on the date the Bonds are issued and sold to the purchaser(s) thereof, provided that all of the following conditions are met:

4A. Delivery of the Bonds and Operative Documents. This Agreement, the Loan Agreement, the Indenture, the Pledge Agreement, the Remarketing Agreement (collectively, the "Operative Documents") and such other documents as the Bank shall reasonable require, and the Bonds shall have been executed and delivered by the parties thereto, each in form and substance satisfactory to the Bank. The Bank shall have received an executed or conformed copy of each of the Operative Documents.

4B. On the Date of Issuance and after giving effect to the issuance of the Letter of Credit, there shall exist no Default or Event of Default.

4C. Representations and Warranties. On the Date of Issuance and after giving effect to the issuance of the Letter of Credit, all representations and warranties of the Company contained herein, in the other Operative Documents, in the Line of Credit Agreement or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such date.

4D. Opinions of Counsel. There shall have been delivered to the Bank opinions of Snell & Wilmer, in their capacity as counsel to the Company, dated the Date of Issuance, which opinions shall be in form and substance satisfactory to the Bank and shall cover such matters as the Bank may reasonable request.

4E. Certificates of Compliance. There shall have been delivered to the Bank certificates of duly authorized officers of the Company, dated the Date of Issuance, to the effect that all of the conditions specified in Paragraphs 4B and 4C have been satisfied as of such date and covering such additional matters as the Bank may reasonably request.

4F. Opinion of Bond Counsel. There shall have been delivered to the Bank an opinion (or a signed copy of such opinion together with a satisfactory reliance letter) of Hunton & Williams in its capacity as Bond Counsel, dated the Date of Issuance and in form and substance satisfactory to the Bank, to the effect that the Bonds are legal, valid and binding obligations of the Issuer and that as of the Date of Issuance interest on the Bonds issued on such date is not includable in gross income for federal income tax purposes under existing statutes, regulations and rulings, and covering such other matters as the Bank may reasonably request.

4G. Other Documents. There shall have been delivered to the Bank such other information, documents, instruments, approvals (and if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank or its counsel may reasonably request.

4H. Documentation and Proceedings. All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and the other Operative Documents shall be satisfactory in form and substance to the Bank and its counsel and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, governmental approvals and incumbency certificates which it may have reasonably requested in connection with the transactions contemplated by this Agreement and the other Operative Documents, such documents where appropriate to be certified by proper officers.

5. Character of Obligations Hereunder. The obligations of the Company under this Agreement are primary, absolute, independent, irrevocable and unconditional. The Company understands and agrees that no payment by it under any other agreement (whether voluntary or involuntary or pursuant to court order or otherwise) shall constitute a defense to the several obligations hereunder except to the extent that the Bank has been indefeasibly paid in full.

6. Representations and Warranties. All representations and warranties of the Company made in Section 4 of the Line of Credit Agreement are deemed hereby repeated as of the date hereof and incorporated herein by reference to the same extent as if fully repeated herein. Any amendment or modification of Section 4 of the Line of Credit Agreement shall be deemed an amendment or modification hereof. All representations and warranties hereby incorporated shall continue herein for the entire term of this Agreement despite the termination or expiration of the Line of Credit Agreement.

In addition, the Company hereby represents and warrants as follows:

(a) Authorization; no Conflict.

The execution, delivery and performance by the Company of this Agreement and each other Operative Document and the consummation of the transactions contemplated hereby and thereby are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not
(i) conflict with, contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of the Articles of

Incorporation or bylaws of the Company, including all amendments thereto, which violation could have a material adverse effect on the Company, including, without limitation, on the financial condition thereof, (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected, or (iii) except as provided in or contemplated by the Operative Documents, result in or require the creation of any material lien, security interest or other charge or encumbrance upon or with respect to any of the Company's properties.

(b) Approvals. No consent of any person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the valid or due execution, delivery and performance by the Company of any Operative Document, other than such consents, authorizations, approvals or actions as have already been obtained or which cannot be obtained on the date hereof and are not required to be obtained on the date hereof. The Company is in compliance with all of the terms and conditions of each such consent, authorization, approval or action already obtained, has applied for each such consent, authorization, approval or action that may be applied for at this time and has met or has made provisions adequate for meeting all requirements for each such consent, authorization, approval or action not yet obtained.

(c) Binding Obligations. Each of the Operative Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

(d) Information. No certificate, report or other paper furnished by the Company to the Bank or any other Person in connection with the Operative Documents contains as of its effective date any material misstatement of fact or fails to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of such date, and all of the information contained therein is true, accurate and complete in all material respects as of such date.

(e) Environmental Matters. Except with respect to matters that have been previously disclosed to the Bank in writing, the Company is in compliance in all material respects with all federal, state and local environmental laws, rules, regulations, ordinances and other requirements including, without limitation, all Hazardous Materials Laws.

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

(f) Line of Credit Agreement. The Line of Credit Agreement has been duly authorized, executed and delivered by the Company and is and continues to be on the date hereof a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7. Affirmative Covenants. All affirmative covenants of the Company set forth in
Section 6 of the Line of Credit Agreement are deemed hereby repeated and incorporated herein by reference to the same extent as if fully repeated herein. Any amendment or modification of Section 6 of the Line of Credit Agreement shall be deemed an amendment or modification hereof. All covenants hereby incorporated shall continue herein for the entire term of this Agreement despite the termination or expiration of the Line of Credit Agreement. In addition to the foregoing, the Company shall, unless the Bank shall otherwise consent in writing, observe and perform the following covenants and agreements:

(a) duly and punctually pay all amounts payable hereunder at the times and places and in the manner required by the terms thereof;

(b) at the time of delivery of the certificate required by Section 6.1(c) of the Line of Credit Agreement, deliver to the Bank a certificate executed by the chief financial officer of the Company indicating compliance with Paragraphs 7 and 8 hereof and stating that to the best of such officer's knowledge, (i) the Company has kept, performed and fulfilled each and every agreement binding on it contained in the Operative Documents and is not at this time in default of the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions thereof, and (ii) no Events of Default or Defaults have occurred (or specifying all Events of Default or Defaults of which such officer has knowledge and what actions the Company is taking or proposes to take with respect thereto);

(c) immediately notify the Bank of any Event of Default of which it becomes aware, using reasonable diligence, and provide the Bank at the time of notification with a certificate of an officer of the Company setting out the action or proposed action to be taken by the Company with respect thereto to cure such Event of Default;

(d) immediately notify the Bank (including in the notification the intended action to be taken by the Company), upon (i) learning of any environmental claim, complaint, notice or order affecting it or any of its Subsidiaries, (ii) learning of the existence of Hazardous Materials located on, above or below the surface of any land which it or any of its Subsidiaries occupies or controls (except those being stored, used or otherwise handled in compliance with applicable Requirements of Law), or contained in the soil or water constituting such land and (iii) the occurrence of any reportable release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials that has occurred on or from such land which, as to either (i), (ii) or (iii), could have a material and adverse effect on the financial condition of the Company and its Subsidiaries, considered as a whole, or the ability of any of the Company or its Subsidiaries to perform its obligations under this Agreement, or the Operative Documents to which it is a party from time to time;

(e) upon the request of the Bank, use reasonable efforts to provide the Bank with such other documents, opinions, consents, acknowledgments and agreements as are reasonably necessary to implement, and monitor compliance with, this Agreement from time to time;

8. Negative Covenants. All negative covenants of the Company set forth in
Section 7 of the Line of Credit Agreement are deemed hereby repeated and incorporated herein by reference to the same extent as if fully repeated herein. Any amendment or modification of Section 7 of the Line of Credit Agreement shall be deemed an amendment or modification hereof. All covenants hereby incorporated shall continue herein for the entire term of this Agreement despite the termination or expiration of the Line of Credit Agreement.

In addition, the Company covenants and agrees that it shall not create, incur, assume or suffer to exist any mortgage or lien upon or security interest in any property, real or personal, including without limitation, the Project and the Project Site, financed with the proceeds of the Bonds, whether now owned or hereafter acquired, except:

i. Liens existing on the date hereof and identified in writing to the Bank;

ii. Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been established on the books of the Company;

iii. Easements, reservations, exceptions, rights-of-way, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of its business.

9. Events of Default. Upon the occurrence of any of the following events (herein referred to as an "Event of Default"), unless waived by the Bank:

(i) the occurrence of a "Default" or an "Event of Default" as described and defined in any of the Operative Documents or the occurrence of an "Event of Default" as described and defined in the Line of Credit Agreement or the expiration or termination or the Line of Credit Agreement;

(ii) failure of the Company to pay any amount when due under the terms of this Agreement;

(iii) failure on the part of the Company to perform or observe any term, covenant or agreement contained or incorporated in this Agreement, in any of the Operative Documents or in the Line of Credit Agreement to which it is a party on its part to be performed or observed, other than payment obligations, and (a) with respect to any such term, covenant or agreement contained or incorporated herein, any such failure remains unremedied for 30 days after the earlier of its discovery by the Company or written notice thereof to the Company by the Bank; and (b) with respect to any such term, covenant or agreement contained in any of the other Operative Documents to which the Company is a party or in the Line of Credit Agreement, any such failure remains unremedied after any applicable grace period specified in such Operative Documents;

(iv) a default or event of default shall occur under any loan agreement, line of credit or other loan document or contract between the Company and the Bank and the Company shall not cure the same within any cure period provided therein;

(v) any warranty, representation or other written statement made by or on behalf of the Company contained or incorporated herein, in any of the other Operative Documents to which it is a party or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect on the date as of which made;

(vi) the Company shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

(vii) an involuntary petition shall be filed under any bankruptcy statute against the Company, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of the Company, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment;

(viii) any default shall occur under any other agreement involving the material borrowing of money or the material extension of credit under which the Company may be obligated as borrower or guarantor, (I) if such default consists of the failure to pay indebtedness when due or (II) if such default causes the acceleration of any indebtedness or the termination of any commitment to lend, or (III) if such default permits, or would permit with notice and/or the passage of time, the holder of any such obligation to accelerate any indebtedness or to terminate any commitment to lend, unless the Company is, in good faith, contesting such default and such contest will toll or stay the acceleration of such indebtedness or termination of such commitment;

then, and in any such event, the Bank may, in its sole discretion, but shall not be obligated to, (1) by notice to the Company, declare all amounts payable by the Company hereunder (including, without limitation, amounts payable pursuant to Paragraph 3A hereof) to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and/or (2) exercise all of its rights and remedies under the Operative Documents and/or (3) by notice to the Trustee, require the Trustee to accelerate payment of all Bonds and interest accrued thereon as provided in Section 9.02 of the Indenture.

No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any other Operative Document or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Bank in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

10. Nature of Bank's Duties; Indemnification. As between the Company and the Bank, the Company shall assume all risks of the acts, omissions or misuse of the Letter of Credit by the Trustee. The Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the Trustee to comply fully with conditions required in order to draw upon the Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a draw under the Letter of Credit or of proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Bank. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank, under or in connection with the Letter of Credit or the related drafts of document(s), if taken or omitted in good faith, shall be binding upon the Company and shall not put the Bank under any resulting liability to the Company.

The Company hereby agrees at all times to protect, indemnify and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which the Bank may, at any time, sustain or incur by reason of or in consequences of or arising out of (i) the issuance of the Letter of Credit, (ii) any breach by any party (other than the Bank or an affiliate of the Bank) of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, any other Operative Document or the Bonds, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (iii) defense against any legal action commenced to challenge the validity of any of the above referred to instruments, it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the Company, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts and omissions, herein called "Government Acts"). The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any draft under the Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Bank. The obligations of the Company under this Paragraph 10 shall survive the payment of the Bonds and the termination of this Agreement.

Notwithstanding anything to the contrary contained in this Paragraph 10, the Company shall not have any obligation to indemnify the Bank in respect of any liability incurred by the Bank arising solely out of the gross negligence or willful misconduct of the Bank or out of the wrongful dishonor by the Bank of a proper demand for payment made under the Letter of Credit.

11. Miscellaneous.

11A. Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of the Bank. No course of dealing between the Company and the Bank, nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Bank hereunder.

11B. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Bank or on its behalf.

11C. Expenses. The Company hereby agrees to pay promptly all reasonable costs and expenses in connection with the preparation, issuance, delivery, filing, recording and administration of the Letter of Credit, this Agreement, the other Operative Documents, the Bonds and any other documents which may be delivered in connection with this Agreement, including, without limitation, the fees and expenses of Holland & Knight LLP (not to exceed $22,500), and all costs and expenses (including reasonable counsel fees and expenses) in connection with (i) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of the Letter of Credit, (ii) any and all amounts which the Bank has paid relative to the Bank's curing of any Event of Default resulting from the acts or omissions of the Company under this Agreement, any other Operative Document or the Bonds, (iii) the enforcement of this Agreement or any other Operative Document, or (iv) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company hereby agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Letter of Credit, this Agreement, any other Operative Document or the Bonds, or any other documents which may be delivered in connection with this Agreement, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Notwithstanding the foregoing, not payment shall be required under this Paragraph 11C in respect of any cost or expense the Bank has incurred because of its gross negligence or willful misconduct.

11D. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder the Bank is hereby authorized at any time and from time to time, without notice to the Company or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to the Bank under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11E. Notices. Except as otherwise specified herein, all notices hereunder shall be given by United States certified or registered mail, by overnight courier or delivery service for which a receipt must be sighed by the recipient, or by telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addresses as follows:

    If to the Bank, to:             SunTrust Bank, Tampa Bay
                                    300 1st Avenue South
                                    St. Petersburg, Florida 33701
                                    Attn:  Corporate Banking Division

    If to the Company, to:          Flanders Corporation
                                    c/o Precisionaire, Inc.
                                    2399 26th Avenue North
                                    St. Petersburg, Florida 33713
                                    Attention:  Steven K. Clark

11F. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment exercised in good faith.

11G. Bind Effect; Assignment. This Agreement is a continuing obligations and shall (i) be biding upon the Company and its successors, transferees and assigns and (ii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of the Bank. The Bank may assign, negotiate, pledge or otherwise hypothecate all of any portion of this Agreement, or grant participations herein, in the Letter of Credit or in any of its rights or security hereunder, including, without limitation, the instruments securing the Company's obligations hereunder. No such assignment or participation by the Bank, however, will relieve the Bank of its obligation under the Letter of Credit. In connection with any assignment or participation, the Bank may disclose to the proposed assignee or participant any information that the Company is required to deliver to the Bank pursuant to this Agreement.

11H. Venue; Personal Jurisdiction. In any litigation in connection with or to enforce the provisions hereof or of the Line of Credit Agreement, the Company irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts within the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on the Company by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to the address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent the Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

11I. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Florida, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.

11J. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

11K. Incorporation of Preambles and Annexes. The preambles appearing at the beginning of this Agreement and all annexes to this agreement are hereby incorporated into this Agreement by reference.

11L. WAIVER OF TRIAL BY JURY. THE COMPANY AND THE BANK HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON

THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE TRANSACTIONS CONTEMPLATED THEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THE TRANSACTIONS EVIDENCED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

ATTEST:                                 FLANDERS CORPORATION


By: _______________________________
Title: ____________________________     By: /s/ Steven K. Clark
                                        Title:  Vice President




                                        SUNTRUST BANK, TAMPA BAY


                                        By: /s/ Frank A. Coe
                                        Title:  Vice President


[CORPORATE SEAL]



CONSENTED TO:

ZIONS FIRST NATIONAL BANK



By: /s/ Brett Eliason
Title: Vice President